UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CHICO’S FAS, INC.
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
BARINGTON COMPANIES INVESTORS, LLC
BARINGTON CAPITAL GROUP, L.P.
LNA CAPITAL CORP.
JAMES A. MITAROTONDA
HILCO, INC.
JOSEPH R. GROMEK
SMS CAPITAL, LLC
THOR ECM LLC
J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.
JANET E. GROVE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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THE BARINGTON GROUP

June 13, 2016

Dear Fellow Stockholder:

Barington Companies Equity Partners, L.P. (“Barington” and, collectively with the other participants named in this solicitation, the “Barington Group” or “we”) are the beneficial owners of an aggregate of 2,037,608 shares of common stock, par value $0.01 per share (the “Common Stock”), of Chico’s FAS, Inc., a Florida corporation (“Chico’s” or the “Company”), representing over 1.5% of the outstanding shares of Common Stock.  For the reasons set forth in the attached Proxy Statement, we are seeking representation on the Board of Directors of the Company (the “Board”).  We are seeking your support at the 2016 Annual Meeting of Stockholders scheduled to be held at 11:00 a.m., local time, on Thursday, July 21, 2016 at the Company’s National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida 33966 (including any adjournments or postponements thereof and any meeting that may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
to elect the Barington Group’s director nominees, James A. Mitarotonda and Janet E. Grove (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class II directors to serve a three-year term that will expire at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and until their respective successors have been duly elected and qualified;

2.	to ratify the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2017 (fiscal 2016);

3.	to vote against an advisory resolution approving executive compensation (“Say-on-Pay”);

4.	to approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation (“Articles”) to declassify the Board of Directors; and

5.	to consider and act upon such other business as may properly come before the Annual Meeting.

We are seeking to add two representatives on the Board because we believe that the Company’s vast value potential is not being realized and to ensure that stockholder interests are appropriately represented in the boardroom.

There are currently nine (9) directors serving on the Board, four (4) of whom are up for election at the Annual Meeting.  Through the attached Proxy Statement and enclosed BLUE proxy card, we are soliciting proxies to elect our Nominees.  Stockholders who vote on the enclosed BLUE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than Bonnie R. Brooks and Janice L. Fields.  Stockholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of the Company’s Nominees, and other information about them, can be found in the Company’s proxy statement.

While the Board is currently divided into three classes, stockholders are being asked to approve amendments to the Company’s Articles to declassify the Board at the Annual Meeting.  According to the Company’s proxy statement, the amendments to the Company’s Articles would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendments (including directors elected at the Annual Meeting). Accordingly, the declassification of the Board will be phased in commencing with the 2017 Annual Meeting, and will therefore be fully declassified commencing with the 2019 Annual Meeting.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.  The attached Proxy Statement and the enclosed BLUE proxy card are first being furnished to the stockholders on or about June 13, 2016.

If you have already voted for the Company’s slate, you have every right to change your vote by signing, dating and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners at the phone numbers or email listed below.

Thank you for your support. /s/ James A. Mitarotonda James A. Mitarotonda Chairman and Chief Executive Officer Barington Capital Group, L.P.

Please sign, date and return the BLUE proxy card today!

IMPORTANT

Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed BLUE proxy card.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.
Please refer to the enclosed voting form for instructions about how to vote electronically.

Please vote each BLUE proxy card you receive since each account must be voted separately.

Only your latest dated proxy counts.

We urge you NOT to sign any white proxy card sent to you by Chico’s.

Even if you have sent a white proxy card to Chico’s, you have every right to change your vote. You may revoke that proxy by signing, dating and mailing the enclosed BLUE proxy card in the enclosed envelope.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Barington Group’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below:

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720
Stockholders Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

2016 ANNUAL MEETING OF STOCKHOLDERS
OF
CHICO’S FAS, INC.

____________________

PROXY STATEMENT
OF
THE BARINGTON GROUP
____________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Barington Companies Equity Partners, L.P. (“Barington” and, collectively with the other participants named in this solicitation, the “Barington Group” or “we”) are significant stockholders of Chico’s FAS, Inc., a Florida corporation (“Chico’s” or the “Company”), who beneficially own in the aggregate more than 1.5% of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

We are seeking to elect two (2) nominees to the Company’s Board of Directors (the “Board”) because we believe that the Company’s vast value potential is not being realized and to ensure that the interests of stockholders are appropriately represented in the boardroom.  We have nominated directors who have strong, relevant backgrounds and who are committed to improving long-term stockholder value.

We are seeking your support at the Company’s 2016 Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Thursday, July 21, 2016 at the Company’s National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida 33966 (including any adjournments or postponements thereof and any meeting that may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
to elect the Barington Group’s director nominees, James A. Mitarotonda and Janet E. Grove (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class II directors to serve a three-year term that will expire at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and until their respective successors have been duly elected and qualified;

2.	to ratify the appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ending January 28, 2017 (fiscal 2016);

3.	to vote against an advisory resolution approving executive compensation (“Say-on-Pay”);

4.	to approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation (“Articles”) to declassify the Board of Directors; and

5.	to consider and act upon such other business as may properly come before the Annual Meeting.

This proxy statement (“Proxy Statement”) and the enclosed BLUE proxy card are first being furnished to the stockholders on or about June 13, 2016.

We are only seeking to change a minority of the Board. This Proxy Statement is soliciting proxies to elect not only our two Nominees, but also the two candidates who have been nominated by the Company other than Bonnie R. Brooks and Janice L. Fields. This gives stockholders who wish to vote for our Nominees the ability to vote for a full slate of four (4) nominees in total.  There can be no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

As of the date hereof, the members of the Barington Group and our Nominees collectively beneficially own 2,037,608 shares of Common Stock (the “Barington Group Shares”), including 850,000 shares of Common Stock underlying certain call options exercisable within 60 days hereof.  We intend to vote all of the Barington Group Shares that are eligible to vote FOR the election of our Nominees, FOR the ratification of the selection of Ernst & Young, LLP, as the Company’s independent registered public accounting firm for the year ending January 28, 2017 (fiscal 2016), AGAINST the advisory vote to approve the Say-on-Pay proposal, as described herein, and FOR the proposal to amend the Articles to declassify the Board.

The Company has set the close of business on May 16, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 11215 Metro Parkway, Fort Myers, Florida 33966.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 132,609,279 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY THE BARINGTON GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH THE BARINGTON GROUP IS NOT AWARE OF AT A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

THE BARINGTON GROUP URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED BLUE PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE proxy card are available at

www.barington.com/chicos.html
____________________

IMPORTANT

Please review this document carefully.  Your vote is very important, no matter how many or how few shares of Common Stock you own.

Our nominees are committed to seeking to enhance long-term stockholder value and represent stockholder interests on the Board of Directors of Chico’s.  We urge you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of our Nominees and in accordance with our recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the Barington Capital Group, L.P., c/o Okapi Partners LLC in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of such shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions about how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card that you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card that you may have previously sent to us.  Remember, you can vote for our two (2) Nominees only on our BLUE proxy card.  So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Barington Group’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below:

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720
Stockholders Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

REASONS FOR OUR SOLICITATION

We are the Barington Group.  Collectively, we beneficially own over 1.5% of the outstanding shares of Common Stock of the Company.  As a significant shareholder of Chico’s, we have been extremely dissatisfied with the performance of the Company under its current Board of Directors.  We are therefore soliciting your proxy to vote at the Annual Meeting for the election of our two highly qualified Nominees who are committed to seeking to enhance long-term shareholder value and ensuring that the interests of shareholders remain paramount in the Chico’s boardroom.

WE BELIEVE OUR NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND
COMMITMENT NECESSARY TO PROPERLY OVERSEE THE COMPANY AND UNLOCK
LONG-TERM VALUE FOR STOCKHOLDERS

Given the disappointing share price performance of Chico’s under its current Board, we strongly believe that new directors are needed who have the background and experience necessary to oversee the implementation of the value-enhancing measures we have recommended.  We also believe that the Board is in need of directors who are committed to protecting stockholder interests.  We have identified highly-qualified individuals with valuable and relevant business and financial experience that we believe will allow them to make sure that the Company critically assesses its competitive strengths and weaknesses and finds effective solutions to unlock its long-term value potential.

James A. Mitarotonda is the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P.  Mr. Mitarotonda is an experienced public company director who has helped numerous public companies improve their long-term financial performance, corporate governance and executive compensation practices.  He is currently a director of A. Schulman, OMNOVA Solutions, Inc., The Eastern Company and Barington/Hilco Acquisition Corp.  He has also served as a director of The Jones Group, Ameron International, Griffon Corporation, Gerber Scientific, Register.com, Inc. and The Pep Boys – Manny, Moe & Jack, among other companies.  We believe that Mr. Mitarotonda’s extensive experience as a public company director, along with his significant expertise in finance, investment banking and corporate governance, his years of experience investing in retail and other apparel companies and his status as a stockholder representative would make him a valuable addition to the Board.

Janet E. Grove has over 40 years of retail industry experience.  From 2003 to 2011, she was the Vice Chairman of Macy’s, Inc., a leading department store chain.  She has also served as Chairman and Chief Executive Officer of Macy’s Merchandising Group, where she was responsible for designing, sourcing, marketing and merchandising Macy’s private branded products and managing key vendor relationships.  We believe that with her strong operating and merchandising background, Ms. Grove can provide invaluable assistance to the Company, particularly with respect to ways to improve the merchandising efforts of its three brands.

We believe that our nominees have the boardroom experience, business and leadership skills and shareholder perspective that are needed to help the Company realize its value potential and ensure that stockholder interests are represented in the boardroom.  While our nominees will only constitute two of the nine members of the Chico’s Board if elected, it is their intention to work constructively with the other members of the Board to help enhance long-term shareholder value for the benefit of all stockholders of Company.

WE ARE COMMITTED TO HELPING IMPROVE
LONG-TERM VALUE FOR ALL CHICO’S SHAREHOLDERS

As a significant stockholder of Chico’s, our interests are clearly aligned with yours.  We want to enhance long-term value for all of the Company’s stockholders.

Barington Capital Group, L.P. is an investment firm with a sixteen-year track record of working with underperforming companies to help improve their long-term financial and share price performance.  We have taken an active role in assisting companies such as The Warnaco Group, Inc., Dillard’s, Inc., The Jones Group, Lancaster Colony Corporation, Stewart & Stevenson Services, Inc., and Gerber Scientific, Inc. improve their operations, strategic focus, profitability and corporate governance since January 2000.1  While past performance does not guarantee future success, it is our strong belief that we can help do the same at Chico’s.

We believe that it is important for shareholders to have a choice with respect to who represents their interests in the Chico’s boardroom.  Please sign, date and return the enclosed BLUE proxy card to vote FOR the election of our nominees described in this proxy statement.

1 See, e.g., Michael Rudnick, “The Operator,” The Deal Magazine (April 30, 2010) and “A Matter of Alignment: The Activists,” The Deal Magazine (May 14, 2010); Evan Clark, “Dillard’s, Penney’s See Profit Spikes,” Women’s Wear Daily (Nov. 15, 2010) and “A Fresh Face at Jones – Investor James Mitarotonda,” Women’s Wear Daily (June 14, 2013); Jan Alexander, “The Collaborator At the Gate,” Institutional Investor (May 2014); and Ronald Orol, “Barington’s Mitarotonda Focuses on Big Picture,” The Daily Deal (January 27, 2014).

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

Barington, as a frequent investor in retail and apparel companies, has been actively following Chico’s for many years and has made investments in the Company from time to time in the past, first beginning in December 2013.

As is Barington’s frequent practice, Barington sought to establish a private dialogue with the Company.  On September 22, 2014, representatives of Barington had an introductory conference call with Mr. Todd Vogensen, the Company’s Chief Financial Officer and Mr. David Slater, then Head of Investor Relations, during which they discussed the Company, its industry and strategy for the future.  During the call, Mr. Vogensen provided an overview of how the Company’s shared services business model works for the Company’s four brands: Chico’s, White House Black Market, Soma and Boston Proper.2  Mr. Vogensen told representatives of Barington that the Company spends about 5-6% of its sales on shared services.

In September 2015, Barington believed that Chico’s common stock was significantly undervalued and decided to begin making a sizable investment in the Company.  Barington was attracted to the Company’s long list of positive attributes.  These include a leading market share in an underserved market, a loyal customer base, strong cash flow, a healthy balance sheet, industry-leading store productivity and the Company’s attractive gross margins and store economics.  The details of the Barington Group’s purchases of Chico’s common shares and options over the past two years are set forth in Schedule I attached to this proxy statement.

On March 1, 2016, representatives of Barington, including James Mitarotonda, Barington’s Chairman and Chief Executive Officer, had a call with Mr. Vogensen and Ms. Jennifer Powers, the current Head of Investor Relations, to discuss the Company and its operating performance.  During the call, representatives of Barington and the Company discussed the Company’s cost structure, including the Company’s overhead and marketing costs.  They also discussed the operations of the Company, including which functions are centralized and which functions are performed at the brand level.  During the call, Barington requested a follow-up conversation with Ms. Shelley Broader, the President and Chief Executive Officer of the Company.

On March 16, 2016, representatives of Barington had a follow-up call with Mr. Vogensen and Ms. Powers.  During the call, the parties discussed the Company’s loyalty program and IT systems, among other things.

On April 8, 2016, the Company announced that it was postponing the date of its 2016 Annual Meeting from June 16, 2016 to July 21, 2016.

On April 12, 2016, representatives of Barington, including Mr. Mitarotonda, had a conference call with Ms. Broader, Mr. Vogensen and Ms. Powers.  During the call, the Barington representatives told Ms. Broader that Barington believes that the Company needs more cost discipline, especially with regard to corporate overhead and advertising, to which Ms. Broader agreed.  The Barington representatives also told Ms. Broader that Barington believes that the Company should eliminate unnecessary corporate level functions and empower each brand to be run more independently, which Barington believes will improve operating execution.  Ms. Broader asked during the call what companies Barington recommended she benchmark Chico’s against.  Mr. Mitarotonda recommended that she look at how multi-brand companies Kering and L Brands manage their overhead and corporate structure, and suggested that Chico’s use those companies as a guideline for the Company.  He also recommended that the Company push decision-making and merchandising down to Chico’s three brands.

On April 25, 2016, the Company announced a realignment of its marketing and digital commerce functions, placing the decision makers directly into the Company’s three brands.  The Company stated that it expects the realignment of its marketing functions will result in annualized cost savings of approximately $14 million.

2 In August 2015, the Company announced that it was exploring strategic alternatives for its Boston Proper brand and closing all 20 Boston Proper stores.  The Company ultimately entered into an agreement to sell Boston Proper for approximately $10 million.  The Company had purchased Boston Proper in 2011 for approximately $205 million.

On April 28, 2016, representatives of Barington, including Mr. Mitarotonda, had another call with Ms. Broader, Mr. Vogensen and Ms. Powers.  During this call, representatives of Barington asked a wide variety of questions concerning the Company.  Mr. Mitarotonda told Ms. Broader that Barington believes that there are significant opportunities for the Company to optimize its corporate structure, improve execution and reduce costs.  Mr. Mitarotonda stated that Barington would like to assist the Company in reducing its costs and taking other steps to improve its financial performance.  He also told Ms. Broader that he would be sending a letter outlining some of Barington’s views on the Company to David Walker, the Chairman of the Board of Chico’s, in the near future.

On May 3, 2016, Barington sent the following letter to Mr. David Walker, Chairman of the Board of Directors of Chico’s:3

Dear Mr. Walker:

Barington Capital Group, L.P. (“Barington”) represents a group of shareholders of Chico’s FAS, Inc. (“Chico’s” or the “Company”) that currently beneficially owns over one percent of the outstanding common stock of the Company.  Barington has substantial experience investing in retail and consumer-focused companies, with prior investments in Dillard’s, The Children’s Place, The Jones Group, Warnaco, Nautica, Steve Madden, Payless ShoeSource, Stride Rite, Collective Brands, Maxwell Shoe, Avon Products, Lone Star Steakhouse, Darden Restaurants and Harry Winston.

We invested in Chico’s because we believe its common stock is significantly undervalued, particularly given the Company’s substantial cash flow, strong market share and industry-leading store productivity.  The Company’s brands enjoy a loyal customer base, with 90% of sales transactions tied to loyalty members.  Chico’s has also been able to maintain its strong gross margins in the current highly promotional retail environment, which we believe is a testament to the strength of the Company’s customer service-focused business model.

Unfortunately, despite these and other positive characteristics, the Company has failed to create meaningful long-term value for its shareholders.  Chico’s common stock is down approximately 74% from its all-time high of $48.90 on February 21, 2006, and, as indicated in the table below, has significantly underperformed its peers and the market as a whole over the past one, three, five and ten-year periods:

	1 Year (5/4/15 - 5/2/16)	3 Years (5/2/13 - 5/2/16)	5 Years (5/2/11 - 5/2/16)	10 Years (5/2/06-5/2/16)
Chico’s	(23.8%)	(25.6%)	(4.2%)	(61.3%)
Peers	(15.2%)	(7.0%)	8.4%	49.4%
S&P 500 Specialty Retail Index	6.9%	58.7%	138.8%	136.2%
S&P 500 Index	0.6%	38.8%	70.2%	96.2%
Russell 2000 Index	(6.1%)	26.4%	43.1%	70.4%

Despite having one of the highest gross margins among its specialty retailer peers, Chico’s has one of the lowest EBITDA margins.  Our research shows that the Company’s true earnings power is being masked by the Company’s disproportionately high SG&A expenses.  The Company’s SG&A (excluding occupancy cost) as a percentage of sales is one of the highest among its specialty retailer peers: 38.5% for the Company versus a median of 25.2% for its peers (also excluding occupancy cost).

3 Footnotes omitted.  Complete copies of all of the Barington Group’s letters are available at www.barington.com/chicos.html.

Furthermore, we are concerned that Chico’s current headquarters-level cost is disproportionate to the Company’s current level of sales.  Based on our estimates, the Company spends approximately 5% of its sales or an estimated $130 million on headquarter-level expenses, which we believe is excessive.

We also think that the Company has a disproportionately high advertising spend.  In 2015, the Company spent $159.9 million or approximately 6.1% of its sales on advertising, which is more than double the median of its peers.  While the Company’s recent announcement that it is decentralizing its marketing functions and expects to achieve approximately $14 million in annualized cost savings is a step in the right direction, we believe that significantly more reductions in marketing expenses are needed.  It is our belief that the Company should reduce its marketing expenses by at least $50 million, and can do so while still growing sales.

Barington has a 16-year record of working with underperforming retail companies to assist them in designing and implementing plans to improve long-term shareholder value.  We would like to do the same at Chico’s, and strongly believe that we can help the Company substantially improve its financial and share price performance.  Our analysis shows that Chico’s can more than double its earnings per share in three years, by, among other things, reducing expenses at the Company and improving execution at each of its three brands.  We would therefore like to discuss with you our recommendations for the Company as well as share with you the names and resumes of several highly-qualified individuals that would add meaningful value to the Chico’s Board.

As you may know, we have spoken a number of times with members of the senior management team of Chico’s to discuss the Company, including twice with the Company’s new Chief Executive Officer, Shelley Broader, and several times with its Chief Financial Officer, Todd Vogensen.  We have enjoyed our conversations with Ms. Broader and her colleagues, and are confident that the Company’s management team and shareholders would benefit significantly from our involvement.

Please advise us when you are available to speak to discuss our recommendations in greater detail and review our list of potential director candidates.

Thank you.

Sincerely,

/s/ James A. Mitarotonda

James A. Mitarotonda

Mr. Mitarotonda copied Ms. Broader on the letter and sent her a copy by email.  In the cover note, Mr. Mitarotonda wrote, “I would enjoy the opportunity to meet you in person – either in Florida or New York City – later this month” and requested that Ms. Broader let him know when she’s available to meet.   Ms. Broader replied the next day, stating “Jim, I received your letter and will be in touch soon.”  As of the date of this Proxy Statement, however, she has not agreed to meet with Mr. Mitarotonda.

On May 4, 2016, the Company sent Mr. Mitarotonda an email from Mr. Walker inviting him to send more information regarding the potential director candidates Mr. Mitarotonda referenced in his letter, and stated that Mr. Walker was available to speak with Mr Mitarotonda on May 10th or May 11th.

On May 11, 2016, Barington sent the names and resumes of five highly qualified individuals for consideration by the Company for addition to the Board.  The potential nominees included our two Nominees – James Mitarotonda and Janet Grove; Frank Mori, a co-founder and the initial CEO of Donna Karan International, Inc. and the former CEO of Anne Klein & Co., Inc.; Shan Atkins, an experienced public company director and a former Executive Vice President of Sears, Roebuck & Co.; and Noel Spiegel, a former Deputy Managing Partner of Deloitte & Touche, LLP who has significant experience working with retail and apparel companies.

Also on May 11, 2016, representatives of Barington including Mr. Mitarotonda had a call with Mr. Walker and Ms. Janice Fields, a director of Chico’s and the Chair of the Nominating and Corporate Governance Committee.  During the call, Mr. Walker informed the Barington representatives that the Board was reviewing the resumes of the five individuals Barington had sent, and Mr. Mitarotonda shared with Mr. Walker and Ms. Fields further information regarding each individual.

On May 11, 2016, a representative of Herbert Mines Associates, an executive search firm that has been engaged by the Chico’s Board, called Ms. Grove and invited her to come to Fort Myers, Florida to meet Ms. Broader and be interviewed by the Company’s Nominating and Corporate Governance Committee.  On May 15, Ms. Grove was flown by the Company on a private jet to Fort Myers, Florida and had dinner that evening with Ms. Broader.  On May 16, 2016, she was interviewed by members of the Board, including Ms. Fields, the Chair of the Corporate Governance and Nominating Committee.  During the interview, Ms. Grove reminded Ms. Fields that she had previously spoken with her in 2015, when Ms. Fields called Ms. Grove to inquire about her interest and availability to join the Chico’s Board and be a member of the Board’s Merchant Committee.  Ms. Grove informed her at that time that she was not that interested, as it would be difficult for her to attend the Board’s Merchant Committee meetings which she believes are unproductive.

During the week of May 16, 2016, a representative of Herbert Mines spoke with Ms. Atkins to schedule an interview with her by representatives of the Chico’s Board by telephone.  Ms. Atkins decided to remove her name from consideration prior to the call because she was being offered a position on a different board.  The Board did not interview or meet any of Barington’s other recommended candidates, including Mr. Mitarotonda.

On May 19, 2016, Barington submitted a formal notice of its intent to nominate a slate of three nominees for election to the Board at the Annual Meeting in order to preserve its rights under the Company’s organizational documents.

On May 20, 2016, Mr. Walker, Ms. Fields and Ms. Broader had a call with representatives of Barington during which call Mr. Walker described the Board’s decision to nominate Mr. Bill Simon and Ms. Bonnie Brooks for the vacancies created by the retirement of Mr. David Dyer and Ms. Verna Gibson from the Board.  Mr. Walker further stated that the Board had considered Barington’s nominees as part of a detailed search process run by Herbert Mines and had chosen to nominate Mr. Simon and Ms. Brooks.  Mr. Walker then asked Mr. Mitarotonda to consider withdrawing the Barington slate of prospective nominees and to support the Board’s decision and nominees. In response, Mr. Mitarotonda highlighted Ms. Grove’s strong merchandising skills and Barington’s successful track record of working with underperforming retailers to improve long-term value and requested that the Board reconsider its decision.  Mr. Walker told the Barington representatives that he would discuss Barington’s request with the Board.

On May 23, 2016, Mr. Walker, Ms. Broader and Mr. Vogensen had another call with representatives of Barington, including Mr. Mitarotonda, during which Mr. Walker stated that the Board had decided not to nominate any of Barington’s nominees.  During this call, Mr. Walker stated that adding a Barington nominee to the Board could be viewed as an indication of a lack of confidence in Ms. Broader, and the Board wanted to show the market that Ms. Broader has the Board’s full support.  Mr. Walker again asked Barington to withdraw its nomination and publicly support the Board’s decision and its nominees.  Mr. Mitarotonda asked for time to consider their request.  After careful deliberation, Barington determined that Mr. Mitarotonda and Ms. Grove have the skill set, experience and independence that Barington believes are needed in the Chico’s boardroom, and notified the Company by email that it intended to proceed with nominating its own slate.

On May 24, 2016, Barington publicly announced that it intended to seek to elect James Mitarotonda and Janet Grove to the Board at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine (9) directors, four (4) of whom are up for election at the Annual Meeting.  While the Board is currently divided into three classes, stockholders are being asked to approve amendments to the Company’s Articles to declassify the Board at the Annual Meeting.  According to the Company’s proxy statement, the amendments to the Company’s Articles would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendments (including directors elected at the Annual Meeting). Accordingly, the declassification of the Board will be phased in commencing with the 2017 Annual Meeting, and will therefore be fully declassified commencing with the 2019 Annual Meeting.  Directors appointed to fill any newly created directorships resulting from an increase in the number of directors or any vacancies on the Board will serve until the next annual meeting of stockholders.  We are seeking your support at the Annual Meeting to elect our two (2) Nominees in opposition to two (2) of the Company’s director nominees to serve a three-year term expiring at the 2019 Annual Meeting.  If elected, our Nominees will constitute a minority of the Board.

OUR NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, or offices for the past five (5) years of each of our Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that our Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for Our Solicitation” and below.  This information has been furnished to us by our Nominees.  Both of our Nominees are citizens of the United States.

James A. Mitarotonda, age 62, has been the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P. (“Barington”), an investment firm, since November 1991.  Mr. Mitarotonda has also been the Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a value-oriented, activist investment fund, since May 1999.  Barington and its affiliates have extensive experience investing in consumer-focused companies, with prior investments in companies such as Dillard’s, The Children’s Place, The Jones Group, Warnaco, Nautica, Steve Madden, Payless ShoeSource, Stride Rite, Collective Brands, Maxwell Shoe, Avon Products, Lone Star Steakhouse, Darden Restaurants and Harry Winston.

Mr. Mitarotonda is an experienced public company director.  He has served as a director of A. Schulman Inc. (NASDAQ:SHLM), an international supplier of plastic compounds and resins, since October 2005; as a director of OMNOVA Solutions Inc. (NYSE:OMN), a global provider of emulsion polymers and specialty chemicals, since March 2015; and as a director of The Eastern Company (NASDAQ:EML), a manufacturer of industrial hardware, security and metal products, since May 2015, and as Chairman since January 2016.  He has also served as Chairman of Barington/Hilco Acquisition Corp. (NASDAQ:BHAC), a special purpose acquisition company, since February 2015, and as Chief Executive Officer from February 2015 to April 2015.  Mr. Mitarotonda was appointed Chairman and Chief Executive Officer of Barington/Hilco Acquisition Corp. in September 2014 when it was a private company and continued in those capacities when the company went public in February 2015.  If Mr. Mitarotonda is elected to the Board of Directors of Chico’s FAS, Inc., he intends to resign as a director of one of the foregoing companies to ensure that he has more than adequate time to dedicate to the affairs of the Company.

Over the past five years, Mr. Mitarotonda served as a director of The Pep Boys – Manny, Moe & Jack (formerly NYSE:PBY), an automotive aftermarket service and retail chain, from August 2006 to February 2016, and as Chairman from July 2008 to July 2009.  Over the past five years, he also served as a director of Ebix, Inc. (NASDAQ:EBIX), a supplier of software and e-commerce services to the insurance, financial and healthcare industries, from January 2015 to March 2015; The Jones Group Inc. (formerly NYSE:JNY), a designer, marketer and wholesaler of branded clothing, shoes and accessories, from June 2013 to April 2014; Griffon Corporation (NYSE:GFF), a diversified manufacturing company, from November 2007 to January 2012; Ameron International Corporation (formerly NYSE:AMN), a multinational manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets, from March 2011 to October 2011; and Gerber Scientific, Inc. (formerly NYSE:GRB), an international supplier of automated manufacturing systems, from June 2010 to August 2011.  Mr. Mitarotonda received an M.B.A. from New York University’s Graduate School of Business Administration (now known as the Stern School of Business) and a B.A. in economics from Queens College, where he is currently a member of the Board of Trustees.

We believe that Mr. Mitarotonda is qualified to serve as a director of the Company based upon, among other things, his status as a stockholder representative; his extensive public company director experience; his financial, investment banking and corporate governance expertise; his experience as a chief executive officer; and his experience investing in retail and other consumer-focused companies.

Janet E. Grove, age 65, has over 40 years of retail industry experience.  From 2011 to July 2014, she was an advisor to the Chief Executive Officer and senior management team of Karstadt Department Stores, the largest department store chain in Germany.  From February 2003 to June 2011, Ms. Grove served as Corporate Vice Chairman of Macy’s, Inc. (NYSE:M), a leading department store chain which she joined in 1996 (“Macy’s”).  Prior to her service as Corporate Vice Chairman, Ms. Grove held various senior management positions at Macy’s, including Chairman of Macy’s Merchandising Group (“MMG”), from 1998 to 2009, and Chief Executive Officer of MMG, from 1999 to 2009.  Prior to working at Macy’s, Ms. Grove held various senior management positions at Broadway Stores, Inc., a regional department store chain, where she worked from 1992 to 1995.  Ms. Grove began her career at Macy’s West, a division of Macy’s, Inc., where she worked for almost 20 years.  Ms. Grove has been a member of the Board of Directors of Aéropostale, Inc. (OTCQX:AROP), a specialty retailer of casual apparel for young woman and men (“Aéropostale”), since February 2012.  In May 2016, Aéropostale and each of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 11 of Title 11 of the United States Code.  She has also been a member of the Board of Advisors of ClubCorp Holdings, Inc. (NYSE:MYCC), an owner and operator of private golf courses, country clubs and business clubs, since August 2013, and from December 2012 to August 2013, served as a consultant to the company’s Board of Directors.  From October 2004 to January 2015, Ms. Grove was a member of the Board of Directors of Safeway Inc. (formerly NYSE:SWY), one of the largest food and drug retailers in the United States. Ms. Grove holds a B.S. in Marketing from the California State University at Hayward.

We believe that Ms. Grove is qualified to serve as a director of the Company based upon, among other things, her executive level experience in the retail industry, and her experience in designing, sourcing, marketing and merchandising private branded products and managing key vendor relationships, which we believe will enable her to contribute important operational, financial and strategic planning insights to the Board.

The principal business address of Mr. Mitarotonda is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.  The principal business address of Ms. Grove is 1100 Union Street, San Francisco, California 94109.

As of the date hereof, Mr. Mitarotonda may be deemed to beneficially own an aggregate of 1,796,959 shares of Common Stock of the Company, consisting of 1,745,129 shares of Common Stock owned beneficially or of record by Barington and 51,830 shares of Common Stock held in a certain account managed by Barington Companies Investors, LLC, on behalf of MSF Partners, LLLP.  Except as set forth herein, Mr. Mitarotonda does not beneficially own any other shares of capital stock of the Company as of the date hereof and has not engaged in any transactions in securities of the Company during the past two (2) years.

As of the date hereof, Ms. Grove does not own, beneficially or of record, any shares of capital stock of the Company.  Ms. Grove is an investor in Barington, which owns, beneficially or of record, 1,745,129 shares of Common Stock of the Company as of the date hereof.  As of the date hereof, Ms. Grove has not engaged in any transactions in securities of the Company during the past two (2) years.

Each of our Nominees, as a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own the shares of Common Stock owned in the aggregate by the other members of the group.  For information regarding purchases and sales of securities of the Company during the past two (2) years by certain members of the Barington Group, see Schedule I.

The Barington Group believes that each Nominee presently is, and if elected as a director of the Company, will be, an “independent director” within the meaning of (i) applicable New York Stock Exchange listing standards applicable to board composition, including Rule 303A.02, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002, as amended.  No Nominee is a member of the Company’s compensation, nominating or audit committees that is not independent under any such committee’s applicable independence standards.

Other than as stated herein, there are no arrangements or understandings among members of the Barington Group and any of our Nominees or any other person or persons pursuant to which the nomination of our Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company, if elected as such at the Annual Meeting.  None of our Nominees is a party adverse to the Company, or any of its subsidiaries, or has a material interest adverse to the Company, or any of its subsidiaries, in any material pending legal proceeding.

We do not expect that any of our Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or will not serve, the shares of Common Stock represented by the enclosed BLUE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by the enclosed BLUE proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Barington Group that any attempt to increase the size of the current Board or to change the classifications of the Board would constitute an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF OUR NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 (fiscal 2016).  The Company is submitting the appointment of Ernst & Young, LLP for ratification of the stockholders at the Annual Meeting.

WE MAKE NO RECOMMENATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING JANUARY 28, 2017 (FISCAL 2016) AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a Say-on-Pay proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking stockholders to approve, on an advisory basis, the compensation of its named executive officers, as described in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the narrative disclosure, tables and footnotes contained in the Company’s proxy statement. Accordingly, the Board is asking stockholders to indicate support for the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion.”

According to the Company’s proxy statement, the stockholder vote on the Say-on-Pay proposal is an advisory vote only, and is not binding on the Company, its Compensation Committee or the Board.

We do not believe that the Company’s executive compensation arrangements properly align pay with performance and we are concerned by the fact that the CEO’s recent compensation package is almost twice the size of the median compensation paid to CEOs of the Company’s peers.

WE RECOMMEND A VOTE “AGAINST” THIS ADVISORY VOTE ON NAMED
EXECUTIVE OFFICERS’ COMPENSATION (SAY-ON-PAY) AND INTEND TO VOTE OUR
SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL NO. 4

PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

As discussed in further detail in the Company’s proxy statement, the Board is seeking stockholder approval to amend the Articles to declassify the Board and instead provide for the annual election of directors. Currently, the Articles provide that the Board is divided into three classes, with members of each class of directors serving a three-year term. As disclosed in the Company’s proxy statement, if the amendments to the Articles are approved by stockholders, the declassification of the Board would be phased in commencing with the class of directors standing for election at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), and would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2019 Annual Meeting.  As disclosed in the Company’s proxy statement, if this proposal is approved by stockholders, corresponding changes related to the declassification of the Board would be made to the Bylaws pertaining to vacancies on the Board.

Barington supports the annual election of directors and has influenced numerous public companies to declassify their boards, including A. Schulman, Inc., The Eastern Company, Sielox, Inc. and L Q Corporation, Inc.  We therefore encourage stockholders to vote in favor of this proposal.

WE RECOMMEND A VOTE “FOR” THE PROPOSED AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one (1) vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, the Barington Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of our Nominees and FOR the election of the Company’s nominees other than Bonnie R. Brooks and Janice L. Fields, FOR the ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 (fiscal 2016), AGAINST the Say-on-Pay proposal, and FOR the proposal to amend the Articles to declassify the Board and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate three (3) Class II candidates and one (1) Class I candidate for election at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect our two (2) Nominees. To the extent that four (4) directors are up for election at the Annual Meeting, stockholders who vote on the enclosed BLUE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than Bonnie R. Brooks and Janice L. Fields.  Stockholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting.  Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing stockholders to vote for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as a director if any or all of our Nominees are elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at such meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of votes represented by the shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions are counted as present for purposes of determining a quorum.  Shares represented by “broker non-votes” also are counted as present for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under rules of the New York Stock Exchange, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for contested director elections.  The four (4) nominees receiving the highest number of affirmative votes will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one (1) or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of Appointment of Accountants ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 (fiscal 2016) will be deemed to have been ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Advisory Resolution to Approve Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on the Company’s named executive officers’ compensation will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast opposing the approval of the advisory resolution.  Therefore, abstentions and broker non-votes will have no direct effect on the approval of the executive compensation program.

Amend the Company’s Articles to Declassify the Board of Directors ─ According to the Company’s proxy statement, under the Company’s Amended and Restated Articles of Incorporation, the proposal to amend the Company’s Articles to declassify the Board of Directors requires the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock. Therefore, this proposal will be approved if the number of votes cast “FOR” approval of such proposal constitutes at least 66-2/3% of the outstanding shares of Common Stock. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal.

Under applicable Florida law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.  If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Barington Group’s recommendations specified herein and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy that is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to the Barington Group in care of Okapi Partners LLC (“Okapi Partners”), at the address set forth on the back cover of this Proxy Statement or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Barington Group in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of our Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Barington Group.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements.

Certain members of the Barington Group have entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $300,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Certain members of the Barington Group have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock such persons and institutions hold of record.  Certain members of the Barington Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately 30 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by the Barington Group.  Costs of this solicitation of proxies are currently estimated to be approximately $500,000.  The Barington Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $225,000.  The Barington Group intends to seek reimbursement from the Company of all expenses it, or its representatives, incurs in connection with this solicitation.  The Barington Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The members of the Barington Group and our Nominees are participants in this solicitation.

The principal business of Barington, a Delaware limited partnership, is acquiring, holding and disposing of investments in various companies.  Barington Companies Investors, LLC (“BCI”), a Delaware limited liability company, serves as the general partner of Barington.  The principal business of BCI is serving as the general partner of Barington and as an investment advisor to certain other parties or accounts.  James A. Mitarotonda, a United States citizen, is the managing member of BCI.  BCI is a majority-owned subsidiary of Barington Capital Group, L.P. (“Barington Capital”). The principal business of Barington Capital, a New York limited partnership, is acquiring, holding and disposing of investments in various companies. LNA Capital Corp. (“LNA Capital”), a Delaware corporation, is the general partner of Barington Capital.  The principal business of LNA Capital is serving as the general partner of Barington Capital.  Mr. Mitarotonda is the sole stockholder and director of LNA Capital.  The principal business of Hilco, Inc. (“Hilco”), an Illinois corporation, is acquiring, holding and disposing of investments in various companies. Jeffery B. Hecktman, a United States citizen, is the chairman, chief executive officer, majority stockholder and sole director of Hilco.  The principal occupation of Mr. Hecktman is serving as the chairman and chief executive officer of Hilco Trading, LLC.  The principal business of SMS Capital, LLC (“SMS Capital”), a Florida limited liability company, is acquiring, holding and disposing of non-real estate investments in various companies.  Edmondo Schwartz, a United States citizen, is the majority member of SMS Capital.   The principal occupation of Mr. Schwartz is serving as the President of EMS Enterprises, Inc.  The principal business of Thor ECM LLC (“Thor ECM”), a Delaware limited liability company, is acquiring, holding and disposing of investments in various companies.  Joseph J. Sitt, a United States citizen, is the President of Thor ECM.  The principal occupation of Mr. Sitt is serving as the President of Thor Equities, LLC.  The principal business of JM Cohen Long-Term Investment Fund, L.P. (“JM Cohen”), a Delaware limited partnership, is acquiring, holding and disposing of investments in various companies.  JM Cohen, L.L.C. is the general partner of JM Cohen.  Joseph R. Gromek, a United States citizen, serves as a director of various companies.

The address of the principal business and principal office of each of Barington, BCI and Barington Capital is 888 Seventh Avenue, 17th Floor, New York, New York 10019.  The business address of Mr. Mitarotonda is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.  The address of the principal business and principal office of LNA Capital is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.  The address of the principal business and principal office of Hilco is 5 Revere Drive, Suite 206, Northbrook, Illinois 60062.  The business address of Mr. Hecktman is c/o Hilco Trading, LLC, 5 Revere Drive, Suite 206, Northbrook, Illinois 60062.  The address of the principal business and principal office of SMS Capital is 491 Gulf Shore Boulevard, North, PH 202, Naples, Florida 33940.  The business address of Mr. Schwartz is c/o EMS Enterprises, Inc., 888 Seventh Avenue, New York, New York 10019.  The address of the principal business and principal office of Thor ECM is 25 West 39th Street, 11th Floor, New York, New York 10018.  The business address of Mr. Sitt is c/o Thor Equities, LLC, 25 West 39th Street, 11th Floor, New York, New York 10018.  The address of the principal business and principal office of JM Cohen is 70 East 55th Street, 16th Floor, New York, New York 10022.  The address of the principal business and principal office of JM Cohen is 70 East 55th Street, 16th Floor, New York, New York 10022. The business address of Mr. Gromek is 1100 Park Avenue, #6A, New York, New York 10128.

As of the date hereof, Barington beneficially owns 1,745,129 shares of Common Stock, including 850,000 shares of Common Stock underlying certain call options that are exercisable within sixty (60) days hereof.  As of the date hereof, 51,830 shares of Common Stock were held in a certain account managed by BCI on behalf of MSF Partners, LLLP (the “MSF Account”).  As the general partner of Barington and the investment advisor to the MSF Account, BCI may be deemed to beneficially own an aggregate of 1,796,959 shares of Common Stock, consisting of 1,745,129 shares beneficially owned by Barington and 51,830 shares held in the MSF Account. As the majority member of BCI, Barington Capital may be deemed to beneficially own an aggregate of 1,796,959 shares of Common Stock, consisting of 1,745,129 shares beneficially owned by Barington and 51,830 shares held in the MSF Account. As the general partner of Barington Capital, LNA Capital may be deemed to beneficially own an aggregate of 1,796,959 shares of Common Stock, consisting of 1,745,129 shares beneficially owned by Barington and 51,830 shares held in the MSF Account.  As the sole stockholder and director of LNA Capital and the managing member of BCI, Mr. Mitarotonda may be deemed to beneficially own an aggregate of 1,796,959 shares of Common Stock, consisting of 1,745,129 shares beneficially owned by Barington and 51,830 shares held in the MSF Account.  As of the date hereof, Hilco beneficially owns 51,830 shares of Common Stock.  As of the date hereof, SMS Capital beneficially owns 85,000 shares of Common Stock.  As of the date hereof, Thor ECM beneficially owns 22,000 shares of Common Stock.  As of the date hereof, JM Cohen beneficially owns 40,000 shares of Common Stock.  As of the date hereof, Mr. Gromek owned directly 41,819 shares of Common Stock.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 2,037,608 shares of Common Stock, including 850,000 shares of Common Stock underlying certain call options exercisable within sixty (60) days hereof owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he, she or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

The shares of Common Stock beneficially owned by each of Barington, Hilco, SMS Capital, Thor ECM, JM Cohen and Mr. Gromek were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business), except as otherwise noted, as set forth in Schedule I.

BCI has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with MSF Partners, LLLP (“MSF”), pursuant to which BCI manages the MSF Account on behalf of MSF that owns shares of Common Stock of the Company.  Pursuant to the terms of the Investment Advisory Agreement, BCI is entitled to receive from MSF certain fees with respect to the MSF Account and reimbursement of certain expenses BCI may incur in connection with the execution of its investment strategy.

BCI has also entered into co-investment agreements with Hilco, SMS Capital, Thor ECM, JM Cohen, and Mr. Gromek (the “Barington Co-Investment Agreements”), pursuant to which, in each case, such parties may co-invest with BCI and its affiliates in certain investment opportunities.  Pursuant to the terms of the Barington Co-Investment Agreements, BCI is entitled to the reimbursement of certain expenses BCI may incur in connection with the execution of its investment strategy with respect to such investment opportunities (which include investments in the Common Stock of the Company).  BCI is also entitled to receive from each of Hilco, SMS Capital, JM Cohen, and Mr. Gromek a fee with respect to certain profits such parties may derive from such investments.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each Nominee, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Barington Group is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters that the Barington Group is not aware of at a reasonable time before this solicitation be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion consistent with Rule 14a-4(c)(3) promulgated under the Exchange Act.

FUTURE STOCKHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, any stockholder wishing to submit a proposal to be included in the Company’s proxy statement for the 2017 Annual Meeting pursuant to SEC rules, must deliver such proposal(s) to the management of the Company at its executive offices on or before February 7, 2017.

In addition, according to the Company’s proxy statement for the Annual Meeting, under the Articles, any stockholder wishing to nominate a director or bring other business before the stockholders at the 2017 Annual Meeting, must notify the Company’s Secretary in writing at least sixty (60) days prior to the date of the 2017 Annual Meeting and must provide certain other information as set forth in the Articles.  These requirements apply to any matter that a stockholder wishes to raise at the 2017 Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Stockholders should contact the Secretary of the Company in writing at 11215 Metro Parkway, Fort Myers, Florida 33966, to make any submission or to obtain additional information as to the proper form and content of submissions.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2017 Annual Meeting is based on information contained in the Company’s proxy statement for the Annual Meeting.  The incorporation of this information in this Proxy Statement should not be construed as an admission by the Barington Group that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ABOUT THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.
________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Barington Group nominees by marking, signing, dating and mailing the enclosed BLUE proxy card promptly.

Dated: June 13, 2016

Sincerely,
Your Fellow Stockholders:
THE BARINGTON GROUP

SCHEDULE I

TRANSACTIONS IN SECURITIES OF CHICO’S FAS, INC.
DURING THE PAST TWO YEARS

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)

05/29/14	50,000
07/23/14	50,000
07/24/14	25,000
07/25/14	25,000
07/28/14	10,000
08/27/14	35,000
09/02/14	10,000
09/03/14	10,000
09/17/14	10,000
09/18/14	7,000
09/22/14	7,000
09/23/14	10,000
01/26/15	(100,000)
01/27/15	(50,000)
01/28/15	(50,000)
01/29/15	(25,000)
02/03/15	(24,000)
9/4/2015	5,000
9/18/2015	15,000
9/22/2015	5,000
9/28/2015	5,000
10/13/2015	5,000
10/21/2015	20,000
10/22/2015	10,000
10/23/2015	5,000
11/4/2015	10,000
11/9/2015	18,348
11/11/2015	10,000
11/12/2015	10,000
11/13/2015	10,000
11/17/2015	10,000
11/24/2015	20,000
11/25/2015	35,000
12/9/2015	10,000
12/10/2015	10,000
12/24/2015	5,000
12/28/2015	3,000
12/31/2015	7,500
1/8/2016	10,000
1/11/2016	10,000
1/12/2016	10,000

1/13/2016	10,000
1/15/2016	84,500
1/15/2016	25,000
1/19/2016	25,000
1/20/2016	70,000
1/22/2016	25,000
1/25/2016	25,000
1/27/2016	25,000
2/4/2016	10,000
2/5/2016	20,000
2/8/2016	10,000
2/9/2016	13,800
2/10/2016	10,000
2/11/2016	10,000
2/12/2016	20,000
2/19/2016	10,000
2/22/2016	10,000
2/23/2016	25,000
2/26/2016	10,000
2/29/2016	5,000
3/1/2016	10,000
3/2/2016	10,000
3/14/2016	10,000
3/15/2016	7,500
3/16/2016	7,500
3/17/2016	7,500
3/18/2016	7,500
3/23/2016	5,000
3/28/2016	5,000
3/29/2016	5,000
4/4/2016	5,000
4/5/2016	7,500
4/6/2016	7,500
4/7/2016	5,000
4/8/2016	7,500
4/12/2016	2,981
4/13/2016	5,000
4/15/2016	5,000
4/19/2016	5,000
4/20/2016	5,000
4/28/2016	7,500
4/29/2016	5,000
5/3/2016	5,000
5/4/2016	5,000
5/5/2016	7,500
5/9/2016	5,000
5/10/2016	5,000
5/11/2016	12,500
6/10/2016	10,000

Options with respect to Common Stock purchased and sold by
Barington Companies Equity Partners, L.P.

Date	Transaction Type	Type	Quantity	Exercise Price	Expiration Date

08/29/2014	Buy to Open	Call	500	$17.00	10/18/2014
08/29/2014	Sell to Open	Put	500	$15.00	10/18/2014
09/08/2014	Buy to Open	Call	500	$16.00	01/17/2015
09/08/2014	Sell to Open	Call	500	$19.00	01/17/2015
09/08/2014	Sell to Open	Put	500	$14.00	01/17/2015
09/22/2014	Buy to Open	Call	500	$16.00	01/17/2015
09/22/2014	Sell to Open	Put	500	$14.00	01/17/2015
10/08/2014	Buy to Close	Put	500	$15.00	10/18/2014
10/08/2014	Sell to Open	Put	500	$14.00	01/17/2015
10/17/2014	Exercised	Call	500	$17.00	10/18/2014
01/16/2015	Sell to Close	Call	1,000	$16.00	01/17/2015
10/21/2015	Sell to Open	Put	1,000	$13.00	01/15/2016
12/24/2015	Buy to Close	Put	50	$13.00	01/15/2016
12/28/2015	Buy to Close	Put	30	$13.00	01/15/2016
12/31/2015	Buy to Close	Put	75	$13.00	01/15/2016
12/31/2015	Sell to Open	Put	500	$9.00	05/20/2016
01/15/2016	Buy to Close	Put	845	$13.00	01/15/2016
03/03/2016	Sell to Open	Put	500	$12.00	04/15/2016
03/03/2016	Sell to Open	Put	69	$11.00	05/20/2016
03/11/2016	Sell to Open	Put	500	$12.00	05/20/2016
03/23/2016	Buy to Open	Call	500	$13.00	08/19/2016
03/23/2016	Sell to Open	Call	500	$16.00	08/19/2016
03/23/2016	Sell to Open	Put	500	$11.00	08/19/2016
04/08/2016	Buy to Open	Call	1,000	$12.00	01/20/2017
04/12/2016	Buy to Open	Call	1,000	$13.00	08/19/2016
04/15/2016	Sell to Open	Put	2,000	$12.00	08/19/2016
04/15/2016	Buy to Open	Call	2,500	$14.00	08/19/2016
04/21/2016	Buy to Open	Call	1,000	$13.00	08/19/2016
05/05/2016	Buy to Open	Call	500	$13.00	08/19/2016
05/05/2016	Sell to Open	Put	500	$11.00	08/19/2016
05/05/2016	Sell to Open	Call	500	$16.00	08/19/2016
05/13/2016	Buy to Close	Put	500	$12.00	05/20/2016
05/13/2016	Sell to Open	Put	500	$11.00	06/17/2016

MSF ACCOUNT

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)

3/15/2016	2,500
3/16/2016	2,500
3/17/2016	2,500
3/18/2016	2,500
3/23/2016	2,500
3/28/2016	2,500
3/29/2016	2,500
4/4/2016	2,500
4/5/2016	2,500
4/6/2016	2,500
4/7/2016	1,667
4/8/2016	2,500
4/12/2016	993
4/13/2016	1,667
4/15/2016	1,667
4/19/2016	1,667
4/20/2016	1,667
4/28/2016	2,500
4/29/2016	1,667
5/3/2016	1,667
5/4/2016	1,667
5/5/2016	2,500
5/9/2016	1,667
5/10/2016	1,667
5/11/2016	1,667

HILCO, INC.

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)

9/18/2014	3,000
9/22/2014	3,000
1/29/2015	(5,000)
2/3/2015	(1,000)
3/15/2016	2,500
3/16/2016	2,500
3/17/2016	2,500
3/18/2016	2,500
3/23/2016	2,500
3/28/2016	2,500
3/29/2016	2,500
4/4/2016	2,500
4/5/2016	2,500
4/6/2016	2,500
4/7/2016	1,667
4/8/2016	2,500
4/12/2016	993
4/13/2016	1,667
4/15/2016	1,667
4/19/2016	1,667
4/20/2016	1,667
4/28/2016	2,500
4/29/2016	1,667
5/3/2016	1,667
5/4/2016	1,667
5/5/2016	2,500
5/9/2016	1,667
5/10/2016	1,667
5/11/2016	1,667

JOSEPH R. GROMEK

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)

3/15/2016	2,500
3/16/2016	2,500
3/17/2016	2,500
3/18/2016	2,500
4/5/2016	2,500
4/6/2016	2,500
4/7/2016	1,666
4/8/2016	2,500
4/12/2016	993
4/13/2016	1,666
4/15/2016	1,666
4/19/2016	1,666
4/20/2016	1,666
4/28/2016	2,500
4/29/2016	1,666
5/3/2016	1,666
5/4/2016	1,666
5/5/2016	2,500
5/9/2016	1,666
5/10/2016	1,666
5/11/2016	1,666

SMS CAPITAL LLC

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)

5/11/2016	50,000
5/12/2016	25,000
5/17/2016	10,000

THOR ECM LLC

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)
5/10/2016	2,500
5/11/2016	2,500
6/10/2016	17,000

J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.

Date of Purchase or Sale	Shares of Common Stock Purchased or (Sold)

5/19/2016	15,000
5/20/2016	25,000

SCHEDULE II

The following table is reprinted from the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 6, 2016.

The following tables set forth the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO, (3) all directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such owner’s address as of May 16, 2016.

Stock Ownership of Directors and Executive Officers

Directors/Executive Officers	Current Beneficial Holdings (1)(2)		Shares Subject to Options (3)	Total Beneficial Ownership (1)	Percent of Class (4)
David F. Dyer	714,328		20,000	734,328	*
Shelley G. Broader	505,690		—	505,690	*
Todd E. Vogensen	85,640		5,334	90,974	*
Cynthia S. Murray	446,973		85,000	531,973	*
Donna M. Colaco	334,213		115,000	449,213	*
Laurie J. Van Brunt	291,792		—	291,792	*
David F. Walker	78,683		20,000	98,683	*
Ross E. Roeder	178,083		20,000	198,083	*
Verna K. Gibson	724,266	(5)	20,000	744,266	*
John J. Mahoney	84,683		10,000	94,683	*
Andrea M. Weiss	59,729		—	59,729	*
Stephen E. Watson	45,846		—	45,846	*
Janice L. Fields	23,320		—	23,320	*
Bonnie R. Brooks	—		—	—	*
William S. Simon	—		—	—	*
All Directors and Executive Officers as a Group (19 persons)	3,644,151		295,334	3,939,485	3.0%

*	Less than one percent

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or dispositive power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)
The shares listed also include restricted stock which has not yet vested and which is subject to forfeiture as follows: Ms. Broader, 246,720; Mr. Vogensen, 30,451; Ms. Colaco, 189,607; Ms. Murray, 189,607; Ms. Van Brunt 187,064, Mr. Roeder, 7,700; Ms. Gibson, 7,700; Mr. Walker, 7,700; Mr. Mahoney, 7,700; Ms. Weiss, 7,700; Mr. Watson, 7,700; and Ms. Fields, 7,700.

(3)
Represents shares that may be acquired currently or within sixty days after May 16, 2016 through the exercise of stock options. As of May 16, 2016, no shares subject to options outstanding were in-the-money.

(4)
In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

(5)
Includes 135,069 shares owned by Ms. Gibson’s husband, 125,000 shares owned by Ms. Gibson’s grantor trusts, 125,000 shares owned by the grantor trusts of Ms. Gibson’s husband, and 100,000 shares owned by Ms. Gibson’s IRA. Also includes 6,000 shares held by a trust for the benefit of one grandchild of which Ms. Gibson’s husband is the trustee, 6,000 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, 7,970 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee. Ms. Gibson disclaims beneficial ownership of the aggregate 19,970 shares held in these trusts for the grandchildren. 151,710 shares directly owned by Ms. Gibson are subject to a pledge as security for real estate.

II-1

Stock Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	12,016,575	(2)	9.1%
Wellington Management Group, LLP 280 Congress Street Boston, MA 02210	10,725,503	(3)	8.1%
T. Rowe Price Associates 100 E. Pratt Street Baltimore, MD 21202	9,834,400	(4)	7.4%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	9,547,141	(5)	7.2%

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares under applicable SEC rules, if she or he (a) has or shares voting power or investment power with respect to such shares, or (b) has the right to acquire ownership of such shares within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to invest or direct the investment of shares, irrespective of any economic interest in such shares.

(2)
The ownership information set forth herein is based in its entirety on the material contained in Schedules 13F filed with the SEC on May 10, 2016 by BlackRock, Inc. and its affiliates (collectively, “BlackRock”). As reported in such filings, such shares are owned as follows: (i) 12,016,575 shares held by BlackRock with respect to which it has sole investment power and (ii) 11,633,923 shares of which it has sole voting power.

(3)
The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on May 13, 2016 by Wellington Management Group, LLP (“Wellington”). As reported in such filing, such shares are owned as follows: (i) 10,725,503 shares held by Wellington with respect to which it has shared investment power, and (ii) 7,423,473 shares of which it has shared voting power.

(4)
The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on May 16, 2016 by T. Rowe Price Associates, Inc. (“T. Rowe Price”) As reported in such filing, such shares are owned as follows: (i) 9,834,400 shares held by T. Rowe Price with respect to which it has sole investment power, and (ii) 1,733,900 shares to which it has sole voting power.

(5)
The ownership information set forth herein is based in its entirety on the material contained in Schedule 13F filed with the SEC on May 13, 2016 by The Vanguard Group, (“Vanguard”). As reported in such filing, such shares are owned as follows: (i) 9,247,806 shares held by Vanguard with respect to which it has sole investment power, (ii) 299,335 shares to which it has shared investment power, (iii) 295,135 shares to which it has sole voting power, and (iv) 12,600 shares to which it has shared voting power.

II-2

IMPORTANT

Your vote is important!  No matter how few shares of Common Stock you own, please give the Barington Group your proxy FOR the election of our Nominees and in accordance with the Barington Group’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

•	SIGNING the enclosed BLUE proxy card;

•	DATING the enclosed BLUE proxy card; and

•	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below:

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720
Stockholders Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

BLUE PROXY CARD

CHICO’S FAS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BARINGTON GROUP

THE BOARD OF DIRECTORS OF CHICO’S FAS, INC.
IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints James A. Mitarotonda, Jared L. Landaw and George W. Hebard III, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Chico’s FAS, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., local time. on Thursday, July 21, 2016 at the Company’s National Store Support Center located at 11215 Metro Parkway, Fort Myers, Florida 33966 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Barington Group at a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “AGAINST” PROPOSAL 3, AND “FOR” PROPOSAL 4.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with the Barington Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

THE BARINGTON GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF OUR NOMINEES LISTED BELOW IN PROPOSAL 1.  THE BARINGTON GROUP MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.  THE BARINGTON GROUP RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.  THE BARINGTON GROUP RECOMMENDS A VOTE “FOR” PROPOSAL 4.

1.	The Barington Group’s proposal to elect James A. Mitarotonda and Janet E. Grove as directors of the Company.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT THE NOMINEE(S) WRITTEN BELOW
Nominees: James A. Mitarotonda Janet E. Grove	☐	☐	☐ ________________ ________________

The Barington Group does not expect that any of our Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Charter, Bylaws and applicable law.  In addition, the Barington Group has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Company’s Charter, Bylaws and applicable law.  In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

The Barington Group intends to use this proxy to vote (i) “FOR” Mr. Mitarotonda and Ms. Grove and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than Bonnie R. Brooks and Janice L. Fields, for whom the Barington Group is not seeking authority to vote for and will not exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

BLUE PROXY CARD

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

Note: If you do not wish for your shares of Common Stock to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares of Common Stock will be voted for the remaining nominee(s).  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.
________________________________________________________

2.	Company’s proposal to ratify the appointment of Ernst & Young, LLP as the independent registered public accountants.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Company’s proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Company’s proposal to amend the Company's Amended and Restated Articles of Incorporation to declassify the Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.